UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) November 29, 2018
CORPORATE OFFICE PROPERTIES TRUST
CORPORATE OFFICE PROPERTIES, L.P.
(Exact name of registrant as specified in its charter)

Corporate Office Properties Trust	Maryland	1-14023	23-2947217
	(State or other jurisdiction of	(Commission File	(IRS Employer
	incorporation or organization)	Number)	Identification No.)

Corporate Office Properties, L.P.	Delaware	333-189188	23-2930022
	(State or other jurisdiction of	(Commission File	(IRS Employer
	incorporation or organization)	Number)	Identification No.)

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
(Address of principal executive offices)
(443) 285-5400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company (Corporate Office Properties Trust) ☐
Emerging Growth Company (Corporate Office Properties, L.P.) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Corporate Office Properties Trust ☐
Corporate Office Properties, L.P. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On November 29, 2018, the Board of Trustees of Corporate Office Properties Trust (the “Company”) approved the amended and restated partnership agreement (the “Third Amended and Restated Partnership Agreement”) of Corporate Office Properties, L.P. (the “Operating Partnership”) to provide for future grants of equity incentive awards in the form of “Profit Interest Units”. The Company’s named executive officers will have the option of receiving Profit Interest Units in the Operating Partnership as an alternative to receiving restricted stock and restricted stock units in the Company. The Company expects that the fair value of any future equity incentive awards granted to its named executive officers will be the same whether an election is made to receive Profit Interest Units or restricted stock and restricted stock units. The Third Amended and Restated Partnership Agreement also updated some of the Operating Partnership’s tax audit provisions to reflect changes made by the Bipartisan Budget Act of 2015, as amended.

Profit Interest Units are a special class of interests in the Operating Partnership that are structured to qualify as “profits interests” for tax purposes.  Profit Interest Units may be issued fully vested or subject to vesting requirements. Holders of Profit Interest Units generally will be entitled to receive the same per-unit distributions as the other outstanding partnership units (“OP Units”) in the Operating Partnership, unless the terms of the applicable award certificate specify otherwise. The Company expects that any Profit Interest Units issued in the future that are subject to time-based performance vesting will receive distributions equal to the amount distributed to OP Units. Any Profit Interest Units issued subject to market condition-based vesting and not vested may receive distributions equal to 10% of the amount distributed to OP Units. Upon vesting, the Profit Interest Units subject to market condition-based vesting will become entitled to receive a special catch-up distribution for the periods prior to vesting. Each Profit Interest Unit will convert automatically into an OP unit on a one for one basis when the Profit Interest Unit becomes vested and upon equalization of its capital account balance.

The description of the terms of the Third Amended and Restated Partnership Agreement contained herein is a summary, which does not purport to be complete and is qualified in its entirety by reference to the copy thereof attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Items 1.01 and 8.01 is incorporated herein by reference.

Item 8.01              Other Events.

In connection with providing for Profit Interest Units to be issued, on November 29, 2018, the Board of Trustees of the Company also approved an amendment to the 2017 Omnibus Equity and Incentive Plan (the “2017 OEIP Amendment”). The 2017 OEIP Amendment provides for Profit Interest Units to be issued to named executive officers indirectly through an intermediary entity and provides for distributions on unvested performance-based Profit Interest Units. A copy of the 2017 OEIP Amendment is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits

Exhibit Number	Exhibit Title
10.1	Third Amended and Restated Limited Partnership Agreement of Corporate Office Properties, L.P.
10.2	First Amendment to the Corporation Office Properties Trust 2017 Omnibus Equity and Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	CORPORATE OFFICE PROPERTIES TRUST		CORPORATE OFFICE PROPERTIES, L.P.
By: Corporate Office Properties Trust,
its General Partner

	/s/ Stephen E. Budorick		/s/ Stephen E. Budorick
	Stephen E. Budorick		Stephen E. Budorick
	President and Chief Executive Officer		President and Chief Executive Officer

Dated:	December 6, 2018	Dated:	December 6, 2018